Exhibit 10.10(b)

Execution Copy

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 to the CREDIT AGREEMENT, dated as of January 26, 2005, among Medco Health Solutions, Inc., a Delaware corporation (the “Borrower”), JPMorgan Chase Bank, as Revolving Credit Administrative Agent and Collateral Agent (in such capacities, the “Revolving Credit Administrative Agent”), Citicorp North America, Inc., as Term Loan Administrative Agent (in such capacity, the “Term Loan Administrative Agent” and together with the Revolving Credit Administrative Agent, collectively, the “Administrative Agents”) and the Lenders named on the signature pages hereto, amends certain provisions of the Amended and Restated Credit Agreement, dated as of March 26, 2004 (the “Credit Agreement”), among the Borrower, the Administrative Agents, J.P. Morgan Securities Inc., as Syndication Agent of the Term Loan Facility and Fleet National Bank, The Bank of Nova Scotia and Bank of Tokyo-Mitsubishi Trust Company, as Co-Documentation Agents of the Term Loan Facility and each Lender, Issuing Bank and other agent from time to time party thereto.

PRELIMINARY STATEMENTS

The parties to this Amendment are party to the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment are used herein as therein defined.

The parties hereto agree to amend the Credit Agreement on the terms and subject to the conditions set forth in this Amendment as follows:

SECTION 1. Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, Clause (e) of Section 6.06 (Restricted Payments) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(e) provided that no Default is outstanding or would result therefrom, the Borrower may declare and pay cash dividends and make other Restricted Payments with respect to its Equity Interests if, at the time such dividend or other Restricted Payment is declared or made (after giving effect thereto), the aggregate principal amount of the cash dividends paid or other Restricted Payments made after the date of the Original Credit Agreement (excluding the Merck Dividend) does not exceed (i) if, at the time of any such Restricted Payment, the Facilities have a rating of at least “BBB-” and “Baa3” from S&P and Moody’s, respectively, an aggregate amount equal to the sum of $500,000,000 plus (in the case of any such Restricted Payment made after December 31, 2003) 25% of Consolidated Net Income for the period from June 30, 2003 until the last day of the then most recently ended fiscal quarter and (ii) if, at the time of any such Restricted Payment, the Facilities do not have both the ratings specified in clause (i) or better, an aggregate amount of $500,000,000.”

SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof on the date when the Administrative Agents shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, evidence satisfactory to the Administrative Agents that such Lender has consented to this Amendment.

Furthermore this Amendment is subject to the provisions of Section 9.02 (Waivers; Amendments) of the Credit Agreement.

SECTION 3. Construction with the Loan Documents.

(a) On and after this Amendment becoming effective in accordance with Section 2 hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.

(b) Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, the Issuing Bank or the Administrative Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

(e) This Amendment (i) constitutes an amendment of the Credit Agreement and (ii) shall not create a novation of any Obligations of the Borrower pursuant to the Loan Documents.

SECTION 4. Governing Law. This Amendment is governed by, and shall be construed in accordance with, the law of the State of New York.

SECTION 5. Representations And Warranties. The Borrower hereby represents and warrants that each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Pages Follow]

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